Exhibit 23


            Consent of Independent Registered Public Accounting Firm
            --------------------------------------------------------

Callisto Pharmaceuticals, Inc.
New York, New York

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-119648) of Callisto Pharmaceuticals, Inc. and subsidiaries of our report dated March 14, 2005, relating to the consolidated financial statements which appear in this Form 10-K/A.

/s/ BDO Seidman, LLP

BDO Seidman, LLP
New York, NY

June 3, 2005